Exhibit 99.1

LifeCare Holdings, Inc.

News Release
For Immediate Release	Contact: Chris A. Walker
March 30, 2011	469-241-2116

LifeCare Holdings, Inc. Announces 2010 Year-end Results

Plano, TEXAS – LifeCare Holdings, Inc. (the “Company”) today announced its operating results for the year ended December 31, 2010.

Three Months Ended December 31, 2010

Net Revenues

Our net patient service revenue decreased by $2.3 million, or 2.5%, to $87.1 million for the three months ended December 31, 2010, as compared to the same period in 2009. Patient days in the 2010 period were 615, or 1.1%, greater than the same period in 2009, while admissions were 142, or 7.4%, greater than the same period in 2009.

The decrease in net patient service revenue of $2.3 million during the 2010 period was attributable to a favorable variance of $1.0 million as the result of the increase in patient days, offset by an unfavorable variance of $3.3 million attributable to a decrease in net patient service revenue on a per patient day basis. The decrease in net patient service revenue per patient day was primarily attributable to a decline in revenue per patient day for non-Medicare patients, including commercially insured and Medicare Advantage patients. Additionally, the number of Medicare patient days, which generally have a lower average net revenue per patient day than non-Medicare patient days, increased as a percentage of total patient days during the fourth quarter of 2010 as compared to the fourth quarter of 2009.

Expenses

Total expenses increased by $4.8 million to $89.3 million for the three months ended December 31, 2010 as compared to $84.5 million for the comparable period in 2009. Included in expenses for the 2009 period is a gain of $4.5 million related to the early extinguishment of debt, which was the result of our repurchasing $10.0 million of our outstanding senior subordinated notes for $5.3 million and writing off associated capitalized financing cost of $0.2 million. Excluding the gains on the early extinguishment of debt for the 2009 period, expenses increased by $0.2 million from the same period in the prior year.

Net Earnings

We reported a net loss of $1.9 million for the three months ended December 31, 2010 as compared to net income of $4.8 million during the three months ended December 31, 2009. The difference between the 2010 and 2009 periods was primarily attributable to the gain on early extinguishment of debt recognized during the 2009 period as previously discussed.

Year Ended December 31, 2010

Net Revenues

Our net patient service revenue of $358.3 million for the year ended December 31, 2010, decreased by $2.1 million, or 0.6%, from the comparable period in 2009. Patient days and admissions increased by 2.0% and 2.4%, respectively, for the year ended December 31, 2010 as compared to the same period in 2009.

However, on a same store basis, which excludes the operations of our former hospital in Muskegon, MI, from the 2009 period, our net patient service revenue of $358.3 million increased by $1.1 million, or 0.3%, from the 2009 period. Patient days in the 2010 period of 229,999 increased by 6,739, or 3.0%, while admissions of 8,141 increased by 277, or 3.5%. The increase in net patient service revenue of $1.1 million during the 2010 period was attributable to a favorable variance of $10.8 million as the result of the increase in patient days, offset by an unfavorable variance of $9.7 million attributable to a decrease in net patient service revenue on a per patient day basis. The decrease in net patient service revenue on a per patient day basis was principally attributable to a decline in revenue per patient day for non-Medicare patients, including commercially insured and Medicare Advantage patients. Additionally, the number of Medicare patient days, which generally have a lower average net revenue per patient day than non-Medicare patient days, increased as a percentage of total days during the 2010 period as compared to the 2009 period.

Expenses

Total expenses decreased by $0.2 million to $356.0 million for the year ended December 31, 2010 as compared to $356.2 million for the comparable period in 2009. On a same store basis however, which excludes the operations of our former hospital in Muskegon, MI, from the 2009 period, total expenses of $356.0 million in the 2010 period increased by $3.3 million from the 2009 period.

This increase on a same store basis was primarily attributable to a gain of $5.2 million in 2009 related to the early extinguishment of debt. During the year ended December 31, 2009, we repurchased $11.2 million of our outstanding senior subordinated notes for $5.8 million. This resulted in us recording a $5.2 million gain, net of the write-off of $0.2 million of capitalized financing costs, on the early extinguishment of this indebtedness. There was also a decrease in insurance expense of $0.7 million and a decrease of $3.0 million in net interest expense, offset by an increase of $1.5 million in salaries, wages and benefits and an increase of $2.4 million in supplies. The decrease in insurance expense was the result of a $1.0 million charge recorded in the 2009 period attributable to an agreement with the insurance carriers on Hurricane Katrina matters. The decrease in net interest expense was the result of lower interest rates on outstanding borrowings during the 2010 period and the decrease of $11.2 million in outstanding principal of our senior subordinated notes as a result of the repurchase of these notes during the year ended December 31, 2009. The increase in salaries, wages and benefits was the result of higher patient volumes in the 2010 period, however, these expenses were lower on a per patient day basis by $15, or 2.1%.

Net Earnings

We reported net income of $2.6 million for the year ended December 31, 2010 as compared to net income of $3.0 million for the year ended December 31, 2009.

Liquidity and Capital Resources

At December 31, 2010, our outstanding indebtedness consisted of $119.3 million aggregate principal amount of senior subordinated notes due 2013, a $241.6 million senior secured term loan facility that was scheduled to mature in 2012, and $35.0 million outstanding on our revolving credit facility, which was scheduled to mature in 2011. At December 31, 2010, the interest rate applicable to the $241.6 million under our term loan facility was 4.54%, and the weighted average rate on the $35.0 million outstanding balance of the revolving credit facility was 4.30%.

Our senior secured credit facility required us to comply on a quarterly basis with certain financial covenants, including an interest coverage ratio test and a maximum leverage ratio test. These financial covenants would have become more restrictive on a periodic basis throughout the remaining term of the senior secured credit facility. In addition, the senior secured credit facility included various negative covenants, including limitations on indebtedness, liens, investments, permitted businesses and transaction and other matters, as well as certain customary representations and warranties, affirmative covenants and events of default including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the senior secured credit facility to be in full force and effect, change of control, and certain subjective provisions. As of December 31, 2010, we would not have been in compliance with the maximum leverage ratio test; however, as discussed below, we refinanced this senior secured credit facility prior to the occurrence of an actual event of default.

As a result of the impending maturities and increasingly more restrictive covenant requirements under our existing senior secured credit facility, we completed a refinancing of our existing senior secured credit facility with a new senior secured credit facility that consisted of an initial $257.5 million senior secured term loan and a new $30.0 million senior secured revolving credit facility on February 1, 2011 (the “Credit Agreement”). The proceeds of this new Credit Agreement along with cash on hand were utilized to pay off our existing senior secured credit facility and revolving credit facility and the fees and expenses associated with the new Credit Agreement.

The Credit Agreement also imposes certain financial covenants on us including: minimum cumulative consolidated EBITDA requirements beginning with the first fiscal quarter of 2011 through the end of the third fiscal quarter of 2011; a maximum ratio of total senior secured indebtedness to consolidated EBITDA tested quarterly on a trailing 12 month basis, beginning on the last day of the fourth quarter of 2011; and a minimum ratio of consolidated EBITDA to consolidated cash interest expense, tested quarterly on a trailing 12 month basis beginning on the last day of the fourth fiscal quarter of 2011.

The term loan and revolving credit facility under the Credit Agreement have scheduled maturity dates of February 1, 2016, and February 1, 2015, respectively. However, if our outstanding senior subordinated notes are not refinanced, purchased or defeased in full by May 15, 2013, then the term loan and the then outstanding balance under the revolving credit facility will be due in full on May 15, 2013.

Borrowings under the term loan facility of the Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at our option, either (a) an alternate base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds rate in effect on such date plus 1/2 of 1% and (3) the LIBOR rate for a one month interest period plus 1% or (b) a LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits for the relevant interest period adjusted for certain additional costs. The applicable margin percentage is 12.25% for term loans that are alternate base rate loans and 13.25% for term loans based on the LIBOR rate. For the term loans, we may, in our discretion, elect for the relevant interest period (a) to pay the entire amount of interest in cash or (b) to pay 5.50% of such interest “in-kind” by adding such interest to the outstanding principal of the term loans as of the applicable interest payment date.

Forward-Looking Statements

This press release includes forward-looking statements regarding, among other items, operations, proposed regulations and their possible effect on the Company’s results. Such statements are subject to a number of uncertainties and risks that could significantly affect current plans. Furthermore, actual results may differ materially from those experienced or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risks relating to operating in a regulated environment, implementing our business plan, maintaining relationships with physicians in our markets, availability of sufficient nurses and therapists, competition, retaining key management, ability to service our debt requirements, litigation matters and availability of insurance. Further information about factors that could affect the Company’s financial and other results is included in our Form 10-K as filed on March 30, 2011, which can be viewed on the SEC’s website. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. As a result, you should not place undue reliance on forward-looking statements, which reflect management’s views only as the date hereof. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements whether as a result of new information, future events or otherwise.

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LifeCare, based in Plano, Texas, operates 20 long-term acute care hospitals located in nine states. Long-term acute care hospitals specialize in the treatment of medically complex patients who typically require extended hospitalization. For more information on LifeCare, visit our website at www.lifecare-hospitals.com.

Schedule 1

Condensed Consolidated Statements of Operations

For the Three Months Ended December 31, 2009 and 2010

(In thousands)

(Unaudited)

			% Change
	2009	2010
Net patient service revenue	$89,381	$87,127	-2.5%

Expenses:
Salaries, wages and benefits	42,966	42,705	-0.6%
Supplies	8,690	9,245	6.4%
Rent	6,629	6,388	-3.6%
Other operating expense	19,145	19,782	3.3%
Provision for doubtful accounts	1,584	1,214	-23.4%
Depreciation and amortization	2,608	2,184	-16.3%
Gain on early extinguishment of debt	(4,542)	—	100.0%
Loss on disposal of assets	124	784	532.3%
Interest expense, net	7,274	6,965	-4.2%

	84,478	89,267	5.7%

Operating income (loss)	4,903	(2,140)	-143.6%
Equity in income of joint venture	104	73	-29.8%

Income (loss) before income taxes	5,007	(2,067)	-141.3%
Provision for (benefit from) income taxes	194	(171)	-188.1%

Net income (loss)	$4,813	$(1,896)	-139.4%

Schedule 2

Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2009 and 2010

(In thousands)

(Unaudited)

			% Change
	2009	2010
Net patient service revenue	$360,311	$358,252	-0.6%

Expenses:
Salaries, wages and benefits	168,538	168,166	-0.2%
Supplies	34,422	36,506	6.1%
Rent	25,531	25,808	1.1%
Other operating expense	84,977	80,479	-5.3%
Provision for doubtful accounts	5,795	6,397	10.4%
Depreciation and amortization	10,712	9,645	-10.0%
Gain on early extinguishment of debt	(5,184)	—	100.0%
Loss on the disposal of assets	126	782	520.6%
Interest expense, net	31,238	28,243	-9.6%

	356,155	356,026	0.0%

Operating income	4,156	2,226	-46.4%
Equity in income (loss) of joint venture	(408)	726	277.9%

Income before income taxes	3,748	2,952	-21.2%
Provision for income taxes	786	321	-59.2%

Net income	$2,962	$2,631	-11.2%

Schedule 3

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$46,681	$54,570
Accounts receivable, net	69,503	67,275
Income taxes receivable	1,182	—
Other current assets	7,543	5,975

Total current assets	124,909	127,820
Property and equipment, net	82,347	76,832
Goodwill and other identifiable intangibles, net	261,535	263,782
Other assets, net	10,855	8,763

	$479,646	$477,197

Liabilities and Stockholder’s Deficit
Current liabilities:
Payables and accruals	$51,205	$47,570
Estimated third-party payor settlements	9,957	4,318
Current installments of long-term debt	2,550	1,931
Current installments of obligations under capital leases	833	838
Current installment of lease financing obligation	444	480

Total current liabilities	64,989	55,137
Long-term debt, excluding current installments	395,912	393,981
Obligations under capital leases, excluding current installments	1,010	425
Lease financing obligation	20,038	19,558
Accrued insurance	4,371	4,032
Other noncurrent liabilities	10,605	15,544

Total liabilities	496,925	488,677

Stockholder’s deficit	(17,279)	(11,480)

	$479,646	$477,197

Schedule 4

Condensed Consolidated Statements of Cash Flows

For the years ended December 31, 2009 and 2010

(In thousands)

(Unaudited)

	2009	2010
Cash flows from operating activities:
Net income	$2,962	$2,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,026	11,984
Provision for doubtful accounts	5,795	6,397
Gain on early extinguishment of debt	(5,184)	—
Loss on the disposal of assets	126	782
Equity in (income) loss of joint venture	408	(726)
Equity compensation	308	196
Changes in operating assets and liabilities:
Accounts receivable	(8,495)	(4,169)
Other current assets	202	2,751
Other assets	484	480
Estimated third party payor settlements	3,726	(5,639)
Accounts payable and accrued liabilities	(1,604)	(3,269)
Other noncurrent liabilities	1,966	4,600

Net cash provided by operating activities	13,720	16,018

Cash flows from investing activities:
Purchases of property and equipment	(5,812)	(3,958)
Investment in joint venture	(6)	—
Note receivable with joint venture	(1,400)	—

Net cash used in investing activities	(7,218)	(3,958)

Cash flows from financing activities:
Net change in borrowings under the line of credit	25,000	—
Payments of long-term debt	(8,381)	(2,550)
Payments on obligations under capital leases	(1,246)	(1,177)
Payments on lease financing obligation	(456)	(444)

Net cash provided by (used in) financing activities	14,917	(4,171)

Net increase in cash and cash equivalents	21,419	7,889
Cash and cash equivalents, beginning of period	25,262	46,681

Cash and cash equivalents, end of period	$46,681	$54,570

Schedule 5

Selected Operating Statistics

	Three months ended December 31, 2009	Three months ended December 31, 2010
Number of hospitals within hospitals (end of period)	8	8
Number of freestanding hospitals (end of period)	11	12
Number of total hospitals (end of period)	19	20
Licensed beds (end of period)	1,059	1,057
Average licensed beds (1)	1,059	1,057
Admissions	1,916	2,058
Patient days	55,919	56,534
Occupancy rate	57.4%	58.1%
Percent net patient service revenue from Medicare	54.7%	58.6%
Percent net patient service revenue from commercial payors and Medicaid (2)	45.3%	41.4%
Net patient service revenue per patient day	$1,598	$1,541

	Year ended December 31, 2009	Year ended December 31, 2010
Number of hospitals within hospitals (end of period)	8	8
Number of freestanding hospitals (end of period)	11	12
Number of total hospitals (end of period)	19	20
Licensed beds (end of period)	1,059	1,057
Average licensed beds (1)	1,072	1,058
Admissions	7,953	8,141
Patient days	225,559	229,999
Occupancy rate	57.6%	59.6%
Percent net patient service revenue from Medicare	57.1%	59.2%
Percent net patient service revenue from commercial payors and Medicaid (2)	42.9%	40.8%
Net patient service revenue per patient day	$1,597	$1,558

(1)	The licensed beds are only calculated on the beds at locations that were open for operations during the applicable periods.
(2)	The percentage of net patient service revenue from Medicaid is less than three percent for each of the periods presented.